UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2018

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-03480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events

On March 1, 2018, Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc., issued a press release announcing that it has signed an agreement to purchase a North Dakota wind farm expansion to be developed by ALLETE Clean Energy (ACE), a subsidiary of ALLETE, Inc. The wind farm expansion, located near Hettinger, North Dakota, is anticipated to be completed in late 2018.  The project’s cost is approximately $85 million and the purchase is subject to approval by the Federal Energy Regulatory Commission.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.
99
Press Release issued March 1, 2018, announcing Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc., signed an agreement to purchase a North Dakota wind farm expansion to be developed by ALLETE Clean Energy (ACE), a subsidiary of ALLETE, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2018

MDU RESOURCES GROUP, INC.

By:	/s/ Jason L. Vollmer
Jason L. Vollmer
Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99
Press Release issued March 1, 2018, announcing Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc., signed an agreement to purchase a North Dakota wind farm expansion to be developed by ALLETE Clean Energy (ACE), a subsidiary of ALLETE, Inc.